Exhibit 10.4
NON-COMPETITION AGREEMENT

This Non-Competition Agreement dated September 4, 2008 (the "Non-Competition Agreement"), is by and among Rick’s Cabaret International, Inc., a Texas corporation, (“Rick’s”),  its wholly owned subsidiary, RCI Entertainment (Las Vegas), Inc., a Nevada corporation (the “Buyer”) and Dennis DeGori (“DeGori”), a Nevada resident (sometimes collectively referred to as the “Parties”).

W I T N E S S E T H:

WHEREAS, the parties entered into an Asset Purchase Agreement dated April 17, 2008 , as subsequently amended (the “Asset Purchase Agreement”), between the Buyer, Rick’s, D.I. Food and Beverage of Las Vegas, LLC, a Nevada limited liability company (the “Seller”) and Harold Danzig (“Danzig”), Frank Lovaas (“Lovaas”) and DeGori pursuant to which Buyer will acquire substantially all of the assets of Seller in accordance with the terms and conditions thereof (the “Transaction”); and

WHEREAS, Seller owns and operates an adult entertainment cabaret known as “SCORES” (“SCORES” or the “Business”), located at 3355 Procyon Street, Las Vegas, Nevada 89102 (the “Real Property”); and

WHEREAS, pursuant to the terms and conditions of the Asset Purchase Agreement, Seller has agreed to sell to Buyer all of the assets related to the Business (the “Acquisition”); and

WHEREAS, DeGori is a member of the Seller and will benefit from the Transaction; and

WHEREAS, in connection with the Transaction, Buyer has agreed to pay Seller consideration as more fully described in the Asset Purchase Agreement; and

WHEREAS, Buyer and Rick’s require that DeGori enter into this Non-Competition Agreement as a condition to Buyer and Rick’s entering into the Transaction; and

WHEREAS, Buyer and Rick’s have agreed to pay to DeGori, upon the execution hereof, an additional cash consideration of $66,667 (the “Cash Consideration”) for entering into this Non-Competition Agreement; and

WHEREAS, DeGori agrees to enter into this Non-Competition Agreement in consideration of acts and payments on the part of Buyer and Rick’s as contemplated by the Transaction and by this Non-Competition Agreement; and

WHEREAS, all terms not defined herein shall have the meaning set forth in the Asset Purchase Agreement.

NOW, THEREFORE, in consideration of the premises, the closing of the Transaction, the Cash Consideration and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Definitions.  "Proprietary and confidential information" means information that is kept as confidential including, but not limited to (i) financial information, consisting of financial cost, and sales data and other information of SCORES; (ii) personnel information of SCORES; (iii) and lists, whether written or in electronic form, of customers and accounts, contracts, sales information, pricing lists, vendor and supplier lists of SCORES.  Proprietary and confidential information shall not include information available to the public through no fault of DeGori or information required to be disclosed by court order.  Proprietary and confidential information under this Agreement is also not intended to, nor shall it include (a) information DeGori knew or possessed prior to his affiliation with SCORES; (b) information DeGori obtained through other business operations; (c) information not specific to SCORES, but used by DeGori in other business operations, including, but not limited to Scores (Chicago), the Penthouse Club and/or Scores (Los Angeles); or (d) other general industry knowledge possessed by DeGori by virtue of his experience in the nightclub/adult entertainment business.

By way of illustration only, proprietary and confidential information is meant to cover written or electronic lists of customers and accounts, contracts, sales information, pricing lists, vendor and supplier lists that are in the possession of or maintained by SCORES.  The Parties acknowledge that DeGori is not allowed to remove, replicate or maintain such any such lists after the Transition (except for purposes relating to his Consulting Agreement).  The Parties further acknowledge, however, that DeGori may possesses such information through his other businesses and/or through his general knowledge of the industry and that such knowledge and/or information is not considered proprietary and confidential information for SCORES under this Agreement.  The Parties further acknowledge that DeGori may possess information relating to SCORES that is combined with information relating to other business operations of which he is a member (e.g. comparative financial information).  DeGori is not required by virtue of this Agreement to turn over or destroy such information, provided it is not used in violation of this Agreement.

2.           Non-Disclosure and Confidentiality Covenants.  DeGori acknowledges that the  proprietary and confidential information of SCORES, as it exists from time to time, is valuable to SCORES' business.  Additionally, DeGori acknowledges that the business goodwill and business contacts of  SCORES are being sold, transferred and conveyed to the Buyer and will become the sole property of the Buyer and are among the most valuable business assets being sold, transferred and conveyed to Buyer.  Buyer acknowledges that an inseparable, but indeterminate amount of business goodwill and business contacts are possessed by DeGori individually and not by SCORES and that DeGori is not, and cannot, transfer such goodwill and contacts entirely without losing his ability to work in the nightclub/adult entertainment industry.  Therefore, in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and to protect the foregoing valuable property of SCORES, DeGori expressly covenants and agrees as follows:

DeGori will not:

(1)           Disclose, directly or indirectly,  proprietary and confidential information, or any part thereof, to any person, firm, corporation, association or other entity for any reason or purpose whatsoever; or

(2)           Directly or indirectly use any of the SCORE's proprietary and confidential information.

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3.           Covenant Not to Compete.  For a period of twenty-four (24) months after the date of execution of this Non-Competition Agreement (the “Term”), DeGori specifically agrees that he will not, for himself, on behalf of or in conjunction with any person, firm, corporation or entity (either as principal, employee, shareholder, member, director, officer, partner, consultant, owner or part owner of any corporation, partnership or any type of business entity), directly or indirectly, whether for compensation or not, compete with  Buyer or the club known as SCORES by owning or sharing in the earnings of, carrying on, managing, operating, controlling, being engaged in, rendering services to, soliciting customers for, participating in or otherwise being connected with, any business engaged in the operation of an establishment providing live female nude or semi-nude adult entertainment in Clark County, Nevada or in a radius of 25 miles of Clark County, Nevada; provided, however, that this Non-Competition Agreement shall specifically exclude the Penthouse Club and Bada Bing Club located in Clark County, Nevada.

4.           Covenant of Non-Solicitation and Employment of Employees and Independent Contractors.  During the Term hereof and within Clark County, Nevada and a radius of 25 miles of Clark County, Nevada, DeGori agrees not to solicit or induce or attempt to solicit or induce any employee, independent contractor, or agent or consultant of Buyer, or SCORES to leave his or her employment or terminate his or her agreement or relationship or independent contractor relationship with the Buyer or SCORES.  The Parties acknowledge that some SCORES employees, independent contractors, agents and/or consultants have long-standing relationships with DeGori and that it is conceivable, although currently not contemplated by or known to DeGori, that such persons may contact DeGori seeking employment.  In such an event, and expressly provided that DeGori does not initiate contact with such a person, it is not a breach of this Agreement for such employees to be hired at Penthouse Club and Bada Bing Club, provided however, if DeGori is contacted by an existing employee of SCORES or Buyer for employment then he shall not encourage, induce or take and steps or actions to cause such person to be employed and will notify the Buyer immediately upon such contact.

5.           Acknowledgments and Agreements of DeGori.  DeGori acknowledges and agrees that:

(a)
Due to the nature of Rick’s and Buyer’s business, the foregoing covenants place no greater restraint upon DeGori than is reasonably necessary to protect the business and goodwill of Rick’s or the Buyer;

(b)	These covenants protect a legitimate interest of Rick’s and the Buyer and do not serve solely to limit Rick’s and the Buyer’s future competition;

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(c)	This Non-Competition Agreement is not an invalid or unreasonable restraint of trade;

(d)	A breach of these covenants by DeGori would cause irreparable damage to Rick’s and Buyer;

(e)	These covenants will not preclude DeGori from becoming gainfully employed following the closing of the Asset Purchase Agreement;

(f)
These covenants are reasonable in scope and are reasonably necessary to protect Rick’s and the Buyer’s business and goodwill and valuable and extensive trade which Rick’s has established through its own expense and effort;

(g)	The signing of this Non-Competition Agreement is necessary as part of the consummation of the Transaction previously discussed; and

(h)
DeGori has carefully read and considered all provisions of this Non-Competition Agreement and agrees that all of the restrictions set forth are fair and reasonable and are reasonably required for the protection of the interests of Rick’s and the Buyer.

6.           Remedies, Injunction.  In the event of an actual breach of any provisions of this Non-Competition Agreement by DeGori, DeGori agrees that Rick’s and the Buyer shall be entitled to a temporary restraining order, preliminary injunction and/or permanent injunction restraining and enjoining DeGori from violating the provisions herein.  Nothing in this Non-Competition Agreement shall be construed to prohibit Rick’s or Buyer from pursuing any other available remedies for such breach, including, without limitation, the recovery of damages, including actual, indirect, incidental, consequential or punitive damages or lost or imputed profits from DeGori.  DeGori further agrees that, for the purpose of any such injunction proceeding, it shall be presumed that Rick’s and the Buyer’s legal remedies would be inadequate and that Rick’s and the Buyer would suffer irreparable harm as a result of any violation of the provisions of this Non-Competition Agreement by DeGori.

7.             Severability.  In the event that any of the provisions of this Non-Competition Agreement are held to be invalid or unenforceable in whole or in part, those provisions to the extent enforceable and all other provisions shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included in this Non-Competition Agreement.  In the event that any provision relating to the time period or scope of a restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or scope such court deems reasonable and enforceable, then the time period or scope of the restriction deemed reasonable and enforceable by the court shall become and shall thereafter be the maximum time period or the applicable scope of the restriction.  DeGori further agrees that such covenants and/or any portion thereof are severable, separate and independent, and should any specific restriction or the application thereof, to any person, firm, corporation, or situation be held to be invalid, that holding shall not affect the remainder of such provisions or covenants.

8.           General Provisions.

(a)
Notices.  Any notices to be given hereunder by either party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested or by a recognized overnight delivery service.  Mailed notices shall be addressed to the parties at the addresses set forth below, but each party may change their address by written notice in accordance with this Paragraph (a).  Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of three (3) days after mailing; and overnight delivery service shall be deemed delivered one (1) day after depositing with the overnight delivery service.

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If to Rick’s or Buyer:	Eric Langan, President
10959 Cutten Road
Houston, Texas 77066

With a copy to:	Mr. Robert D. Axelrod
Axelrod, Smith & Kirshbaum
5300 Memorial Drive, Suite 700
Houston, Texas 77007

If to DeGori:	Dennis DeGori
_____________________
_____________________

With a copy to:	Trent P. Cornell
Stahl Cowen
55 West Monroe Street
Suite 1200
Chicago, Illinois 60603

(b)
Law Governing Non-Competition Agreement and Venue.  This Non-Competition Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, without regard to principles of conflict of laws.  In any action between the Parties, each of the Parties consents to the exclusive jurisdiction and venue of the federal and state courts located in Clark County, Nevada.

(c)
Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

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(d)
Contract Terms to be Exclusive.  This Non-Competition Agreement contains the sole and entire agreement between the parties and shall supersede any and all other agreements between the parties with respect to the agreement of DeGori not to compete with Rick’s or the Buyer or SCORES.

(e)
Waiver or Modification Ineffective Unless in Writing.  It is further agreed that no waiver or modification of this Non-Competition Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith and that no evidence of any waiver or modification shall be offered or received in evidence in any proceeding or litigation between the parties hereto arising out of or affecting this Non-Competition Agreement, or the rights or obligations of any party hereunder, unless such waiver or modification is in writing, duly executed as aforesaid.

(f)
Assignment.  The rights and benefits of Rick’s and the Buyer under this Non-Competition Agreement shall inure to the benefit of and be binding upon the successors and assigns of Rick’s and the Buyer.  The rights of DeGori hereunder are personal and nontransferable except that the rights and benefits hereof shall inure to the benefit of the heirs, executors and legal representatives of DeGori.

(g)	Binding Effect. Except as otherwise provided herein, this Non-Competition Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, this Non-Competition Agreement has been executed as of the 4th day of September, 2008.

RICK’S CABARET INTERNATIONAL, INC.

By:	/s/ Eric Langan
Eric Langan, President

RCI ENTERTAINMENT (LAS VEGAS), INC.

By:	/s/ Eric Langan
Eric Langan, President

/s/ Dennis DeGori
Dennis DeGori, Individually

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